UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

Quantum Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, CA 95110

(Address of Principal Executive Offices)

(408) 944-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On June 3, 2009, Quantum Corporation (the “Company”), entered into a Senior Subordinated Term Loan Agreement (the “Term Loan Agreement”) by and between the Company and EMC International Company (“EIC”), providing for loans in an aggregate principal amount up to $100,000,000, available in a single draw. On June 5, 2009, the Company borrowed approximately $75.4 million under the Term Loan Agreement to finance the closing of its previously announced cash tender offer.

Borrowings under the Term Loan Agreement are unsecured and not guaranteed by any other entities. The term loan (the “EMC Loan”) outstanding under the Term Loan Agreement will mature on the earlier of (i) September 30, 2014 and (ii) if the Company replaces, refunds or refinances its existing senior secured credit agreement (or enters into any amendment or restatement having the effect of any of the foregoing) or repays in full all amounts outstanding under the Company’s existing senior secured credit agreement, the later of one day after the date of any such occurrence or August 1, 2010; provided that if the EMC Loan matures because the Company repaid in full with cash on hand all amounts outstanding under its existing senior secured credit agreement, the Company will have the option to refinance the EMC Loan with senior secured loans or notes issued by the Company in exchange for the EMC Loan, on terms substantially the same as the EMC Loan, but with security, covenants and events of default substantially the same as those contained in its existing senior secured credit agreement. The EMC Loan will bear interest at 12% per annum, payable quarterly in arrears.

The foregoing description is qualified in its entirety by reference to the full text of the Term Loan Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above is incorporated by reference.

Item 8.01	Other Events.

On June 4, 2009, the Company issued a press release announcing that it completed its cash tender offer (the “Tender Offer”) for its outstanding 4.375% Convertible Subordinated Notes due 2010 (CUSIP Nos. 747906 AD 7 and 747906 AE 5) (the “Notes”).

The Company received tenders of $87,181,000 aggregate principal amount of the Notes, representing approximately 54.5% of the total outstanding principal amount of the Notes. The Company has purchased all of the Notes validly tendered and not validly withdrawn in the Tender Offer.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Senior Subordinated Term Loan Agreement, dated as of June 3, 2009, by and between Quantum Corporation and EMC International Company.

99.1	Press Release of Quantum Corporation dated June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 9, 2009	Quantum Corporation

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Its:	Vice President, General Counsel and Secretary